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NAUTILUS, INC.
(Name of Registrant as Specified In Its Charter)

SHERBORNE INVESTORS LP, SHERBORNE INVESTORS GP, LLC, SHERBORNE INVESTORS MANAGEMENT LP, SHERBORNE INVESTORS MANAGEMENT GP, LLC, SHERBORNE STRATEGIC FUND A, LLC, SHERBORNE STRATEGIC FUND B, LLC, NOTTINGHAM INVESTORS LLC AND EDWARD J. BRAMSON

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Nautilus, Inc. 2007 Special Meeting of Shareholders November 2007

IMPORTANT INFORMATION This presentation and the views expressed herein, as well as any estimates herein, are based solely on publicly available information and on industry reports as well as on the views of Sherborne Investors. Unless otherwise noted, historical financial information pertaining to Nautilus Inc. was taken from Nautilus’ periodic reports filed with the Securities and Exchange Commission or other public statements made by Nautilus. Unless otherwise noted, all percentages, analysis of the change in historical results and growth rates have been calculated by Sherborne Investors. This presentation and the views expressed herein assume and rely upon the accuracy and completeness of all such publicly available information, reports and views and no responsibility for independent verification of any of the foregoing has been taken. All views and estimates expressed herein are based on economic and market conditions and other circumstances as they exist and can be evaluated as of November 9, 2007. The views expressed in this presentation are judgments, which are subjective in nature and in certain cases forward-looking in nature. This presentation also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements.

Overview of Sherborne Investors Sherborne Investors is a ‘turnaround’ investment firm Seeks opportunities to enhance value for all shareholders Invests in companies that have underperformed due to recoverable operating issues Implements operational turnarounds to unlock underlying value Achieves operating improvements through board representation and direct management role Prefer to work with existing management, but not necessary Long-term investment strategy Typical holding period 18 to 24 months for turnaround investments Principals have extensive direct operating turnaround and transaction experience Recent public turnaround examples have performed well(1) 4imprint’s share price has increased 541% Elementis’ share price has increased 220% Spirent’s share price has increased 68% (1) Share price returns from the date of initial investment disclosure to November 9, 2007; refer to pages 4 through 6 for additional detail

Value creation – 4imprint (LSE: FOUR) (1) Through November 9, 2007 Note: “HIP” refers to HIP-IV Incorporated, an investment manager controlled by principals of Sherborne Investors.

Value creation – Elementis (LSE: ELM) (1) Through November 9, 2007 Note: “HIP” refers to HIP-IV Incorporated, an investment manager controlled by principals of Sherborne Investors.

Value creation – Spirent Communications (LSE: SPT) (1) Through November 9, 2007 Note: “SIM” refers to Sherborne Investors Management LP, the investment manager to Sherborne Investors’ funds.

Review of Nautilus’ current challenges Declining earnings and returns on investment Declining operating effectiveness (1) Excludes a non-recurring, non-cash $18.3 million pre-tax litigation settlement

Review of Nautilus’ current challenges – continued Declining balance sheet position Bank debt covenants required to be renegotiated – debt now secured by assets Dividend eliminated Share price has declined 69% over two years to November 9, 2007 67% underperformance relative to peer group(4) (1) Adjusted for $21.5 million Land America payment to be made in early January 2008 (2) Derived by Sherborne Investors using data from the Company’s 3Q earnings call on October 18, 2007 (3) Equals non-cash working capital, as calculated by Sherborne Investors (4) Refer to peer group on page 9

Six year relative peer performance Note: Through November 9, 2007; Sherborne Investors has compared Nautilus’ performance against that of the following companies: Cybex International, Inc., Callaway Golf Company, Polaris Industries Inc., Arctic Cat Inc. and Jarden Corporation.

Operating comparison (1) Source: FactSet; refer to peer group on page 9 (2) Most recent data available are for FY ending May 31, 2006 (3) Excludes a non-recurring, non-cash $18.3 million pre-tax litigation settlement Nautilus has higher overhead and uses working capital less efficiently than peers

Factors contributing to declining profitability Gross profit margin Diversion of sales from high gross margin direct to lower margin retail channel Margin on increased retail sales intrinsically lower SG&A expense Growth in infrastructure costs more than gross profit generated Reduced return from major advertising expenditure Poor return on retail advertising in mass market retail channel Advertising less targeted to direct response – less effective overall Lower advertising support for new direct response products (1) Excludes a non-recurring, non-cash $18.3 million pre-tax litigation settlement

Factors contributing to declining liquidity Acquisitions Lower quality of accounts receivable in retail channel Estimated average time to collect >115 days for retail vs. <10 days for direct Higher bad debt expense: $4.8mm in the third quarter More complexity in inventory Reduced inventory turnover Increased risk of excessive or obsolete inventory Land America Increases borrowing when current debt is high and consumer outlook uncertain Return inadequate to compensate for risks Transfers sales fluctuation risk to Nautilus from outsourcing vendors Increases margin risk as variable costs become fixed Lower costs only realized at higher sales volumes

Sherborne Investors’ plan for Nautilus Retail channel Set minimum acceptable financial targets for retail channel (gross margin & capital employed) Rationalize fixed operating costs to achieve profitability and competitiveness Direct to consumer channel Maintain investment in advertising Return to “direct marketing” advertising approach Invest in new products that are exclusive to direct channel Eliminate channel conflicts Manufacturing Re-evaluate Land America acquisition Consolidate outsourcing arrangements Seek other supply chain and logistical efficiencies Balance Sheet Dedicate excess cash flow to debt reduction Set acceptable working capital criteria for retail channel

Sherborne Investors’ plan for Nautilus – continued Management Appoint new interim chief executive with operating turnaround focus Complete search for new permanent CEO to focus on strategic expansion Communication Improve transparency of financial reporting Communicate new direction to shareholders Establish measurable, realistic goals Re-establish credibility in guidance to shareholders Other Continue with annual election of all directors Submit repeal of shareholder rights plan (“Poison Pill”) to vote by shareholders

Alignment of interests Sherborne Investors’ interests are directly aligned with all shareholders Board of Sherborne Directors(1) Investors Ownership of NLS <1.0% 25.0% Salary $575,000 $0 Bonus up to $575,000 $0 Options dilution 400,000 none Severance package • 24 months none • options vest immediately Board of Directors’ actions following request for special meeting Confirmed interim CEO as permanent Burdens shareholders with additional severance costs Adopted shareholder rights plan Sherborne Investors’ nominees will submit repeal of plan to vote by shareholders Amended Land America acquisition to reduce price by $4 million(2) May have reduced flexibility to terminate transaction (1) Reflects total board ownership and CEO compensation as disclosed in Nautilus’ 8-K filed October 23, 2007 (2) Difference in original price disclosed in Nautilus’ 8-K filed February 6, 2007 and approximate total price disclosed in 8-K filed October 23, 2007

Background to special shareholder meeting Sherborne Investors owns 25.0% of Nautilus’ outstanding shares Acquired beginning July 5, 2007 On August 22, 2007, principals of Sherborne Investors met with Nautilus’ representatives Discussed interest in assisting with operational turnaround Several weeks of discussions with board followed Sherborne Investors became concerned that Nautilus did not want to provide any operating role On September 20, 2007, Sherborne Investors requested a special meeting of shareholders Proposals to replace four existing directors with four Sherborne Investors’ nominees On October 16, 2007, Nautilus again declined to respond to a proposal to provide Sherborne Investors with an operating role Confirmed interim CEO as permanent the following day and discontinued further discussions

Why Sherborne Investors nominees should be elected Sherborne Investors principals are experienced in operational turnarounds Past turnarounds include direct marketing and manufacturing operations Sherborne Investors incentivized to improve share value for all shareholders Sherborne Investors owns 25.0% of the outstanding shares of Nautilus Our interests are directly aligned with all other shareholders Significant turnaround opportunity to unlock underlying value Enhanced shareholder value may be realized if revised strategy can be implemented Increased earnings and cash flow Improved cash position available for distribution to shareholders after bank debt normalized Help repair Nautilus’ credibility with its shareholders and the broader investment community

Sherborne Investors’ nominees Edward Bramson is a managing director of Sherborne Investors LP. Since December 2006, Mr. Bramson has served as Executive Chairman of Spirent Communications plc ("Spirent"), a global communications technology company listed on the London Stock Exchange (the "LSE"). Previously, Mr. Bramson served as Chairman and a director of Ampex Corporation ("Ampex"), a manufacturer of specialized data recording devices and a licensor of proprietary digital video technologies listed on the NASDAQ Stock Market, from 1992 until February 2007; Elementis plc, a global specialty chemicals company listed on the LSE, from June 2005 to September 2006 and as a non-executive director until April 2007; and 4imprint Group PLC, a U.K. promotional products company listed on the LSE, from October 2003 to July 2004 and as a non-executive director until April 2005. Gerard Eastman is a managing director of Sherborne Investors LP. Since December 2006, Mr. Eastman has also served as a non-executive director of Spirent. From 1997 to February 2006, Mr. Eastman served as a managing director and in other senior executive positions at Citigroup Global Markets Inc., focusing on corporate finance and mergers and acquisitions. Previously, Mr. Eastman held senior positions in investment banking at S.G. Warburg & Co. Inc. and its successor firm from 1993 to 1997. Mr. Eastman received a B.S. in electrical engineering from the Massachusetts Institute of Technology and a M.B.A. from Harvard University. Michael Stein was Chief Financial Officer of ICOS Corporation, a Seattle-based biotechnology company, from January 2001 until its sale to Eli Lilly and Company in late January 2007. From October 1998 to September 2000, he was Chief Financial Officer of Nordstrom, Inc., the fashion specialty retailer. Previously, Mr. Stein was a Partner at Arthur Andersen LLP from 1971 to 1989 and worked at Marriot International, Inc. from 1989 to 1998, where he served as Chief Financial Officer from 1993. Mr. Stein currently serves on the Boards of Directors of Getty Images, Inc. (NYSE: GYI) and Apartment Investment and Management Company (NYSE: AIV) and previously served on the Board of Trustees of the Fred Hutchinson Cancer Research Center and on the Finance and Operations Committee of Providence Health System. He is a Certified Public Accountant and received his B.S. in business administration from the University of Maryland at College Park, MD. Richard Horn has been a private investor since February 2002. Mr. Horn was General Manager of the PetsHotel Division of PETsMART, Inc. from April 2001 through February 2002. From January 1999 through March 2001, he was Senior Vice President and General Merchandise Manager of PETsMART.com, Inc. and from July 1994 through December 1998, he was Vice President and General Merchandise Manager of PETsMART, Inc. From 1992 to 1994, Mr. Horn was the chief financial officer of Weisheimer Companies, Inc., and, from 1980 to 1992, Mr. Horn was a partner at Coopers & Lybrand. Mr. Horn currently serves on the Board of Directors of Lucky Litter L.L.C., a privately financed manufacturer and marketer of pet products as well as the Treasurer of the Board of Trustees of The Saint Joseph's Hospital Foundation.

Vote the GREEN Proxy Card Today! A proxy statement regarding this proxy solicitation was filed with the Securities and Exchange Commission on November 5, 2007. You should read the proxy statement, as it contains important information. Copies of this proxy statement are available free of charge at www.sec.gov or by calling D.F. King & Co., Inc. at the numbers listed below. The GREEN proxy card is being furnished to shareholders in connection with the solicitation of proxies by Sherborne Investors LP and not on behalf of the incumbent board of directors of the company. If you have any questions concerning Sherborne Investors’ proxy statement, would like additional copies of the proxy statement or the GREEN proxy card, or if you need help voting your shares, please contact our proxy solicitor: D.F. King & Co., Inc. 48 Wall Street, New York, NY 10005 sherborne@dfking.com Individual Shareholders Call Toll-Free: (800) 628-8532 Banks and Brokerage Firms Call Collect: (212) 269-5550 Institutional Investors Call Jordan Kovler: (212) 493-6990

Nautilus, Inc. Appendix

Six year share price development Note: Through November 9, 2007

Fitness Equipment gross margin (1) Fitness Equipment Sales is a Sherborne Investors term equivalent to the Company’s total reported sales (2) Sherborne Investors’ Domestic Sales subtotal is equivalent to the Company’s reported Fitness Equipment segment. The Fitness Equipment Sales line is a Sherborne Investors calculation (3) Numbers taken from the Company’s MD&A, but do not foot to the Company’s reported equivalent of Fitness Equipment Sales or Domestic Sales totals, as applicable

Segment financial performance (1) Includes International from 2001 through 2003 (2) Numbers taken from the Company’s MD&A, but do not foot to the total Fitness Equipment sales as provided by the Company (3) Sherborne Investors calculation

Segment financial performance – quarterly (1) Numbers taken or derived from the Company’s MD&A, but do not foot to the total Fitness Equipment sales as provided by the Company (2) Sherborne Investors calculation (3) Excludes a non-recurring, non-cash $18.3 million pre-tax litigation settlement

Balance Sheet summary (1) Profitability and leverage metrics calculated using last twelve months figures where applicable

Peer group analysis Source: FactSet, as of November 9, 2007 (1) Excludes a non-recurring, non-cash $18.3 million pre-tax litigation settlement